SEACOAST REPORTS SECOND QUARTER 2026 RESULTS
Strong Organic Loan Growth with Expanding Pipeline
Well-Positioned Balance Sheet with Robust Capital and Liquidity

STUART, Fla., July 28, 2026 /BUSINESS WIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported unaudited results of operations and other financial information for the second quarter of 2026.
Second Quarter 2026 Highlights
•Net income of $59.5 million, or $0.55 per share, increased 87% from the prior quarter and 39% from the prior year quarter. Adjusted net income1 was $65.8 million, or $0.61 per share.
•Adjusted pre-tax pre-provision earnings1 increased 4% from the prior quarter and 52% from the prior year quarter.
•16% annualized organic loan growth.
•Total deposits increased 4% on an annualized basis, including a 4% annualized increase in noninterest-bearing deposits.
•Cost of deposits declined to 1.53%.
•Net interest income grew 2% from the prior quarter and 42% from the prior year quarter.
•Net interest margin was stable at 3.83% and, excluding accretion on acquired loans, expanded eight basis points from the prior quarter to 3.65%.
•Revenue growth continued to outpace expense, resulting in improved operating leverage and an improved efficiency ratio.
•Repurchased 751,680 shares of common stock during the quarter, and 1,072,443 shares of common stock year to date.

Charles M. Shaffer, Seacoast's Chairman and CEO, said, "Seacoast delivered another quarter of strong financial performance, reflecting the strength of our franchise, the resilience of our markets, and the disciplined execution of our associates across the organization. In early July, we successfully completed the conversion of customers from Citizens First Bank to Seacoast's platforms, marking the culmination of one of the most significant and complex integrations in our company's history. I could not be more proud of our team for delivering an exceptionally smooth client experience while executing a highly complex technical conversion. Their preparation, commitment, and relentless focus on excellence ensured a seamless transition for customers and demonstrated the extraordinary talent and capabilities that exist throughout Seacoast.

Shaffer continued, “The Villages® remains one of the most attractive growth markets in Florida, supported by exceptional demographics, continued economic expansion, and significant opportunities to deepen customer relationships. This acquisition has strengthened our position in this premier market, expanded our franchise, enhanced our earnings profile, and improved our ability to generate sustainable long-term growth. Just as importantly, we have welcomed team members and customers that share our commitment to community banking, exceptional service, and local decision-making.

“Beyond the successful completion of the conversion, we delivered another strong quarter, supported by healthy loan and demand deposit growth, diversified revenue streams, and disciplined execution across the organization. Our balance sheet remains exceptionally strong, underpinned by industry-leading capital levels, substantial liquidity, and excellent asset quality. These strengths provide the flexibility to continue to invest in our franchise, support our clients, and capitalize on opportunities across our footprint while maintaining a prudent risk posture.

Shaffer concluded, “As Seacoast celebrates its 100th year, we remain optimistic about the future. The markets we serve continue to benefit from favorable population growth, strong economic fundamentals, and attractive long-term growth trends. With the successful integration of our recent acquisitions now complete, an outstanding team in place, and a strong balance sheet supporting future growth, we enter the second half of 2026 with considerable momentum and confidence in our ability to create sustained value for our shareholders, customers, associates, and communities.”

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Financial Results
Income Statement
•Net income in the second quarter of 2026 was $59.5 million, or $0.55 per diluted share, compared to $31.9 million, or $0.29 per diluted share, in the prior quarter and $42.7 million, or $0.50 per diluted share, in the prior year quarter. Adjusted net income1 for the second quarter of 2026 was $65.8 million, or $0.61 per diluted share, compared to $67.8 million, or $0.62 per diluted share, for the prior quarter, and $44.5 million, or $0.52 per diluted share, for the prior year quarter. For the six months ended June 30, 2026, net income was $91.4 million and adjusted net income1 was $133.6 million, compared to $74.2 million and $76.6 million, respectively, in the prior year period.
•Net revenues were $208.2 million in the second quarter of 2026, an increase of $44.3 million, or 27%, compared to the prior quarter, and an increase of $56.8 million, or 38%, compared to the prior year quarter. The first quarter of 2026 included a $39.5 million loss from a strategic repositioning of the securities portfolio. Growth compared to the prior year quarter reflects the expansion of the franchise, including from bank acquisitions in 2025. Adjusted net revenues1 were $210.0 million in the second quarter of 2026, an increase of $4.9 million, or 2%, compared to the prior quarter, and an increase of $58.2 million, or 38%, compared to the prior year quarter. For the six months ended June 30, 2026 and 2025, net revenues were $372.0 million and $292.1 million, respectively.
•Pre-tax pre-provision earnings1 were $87.0 million in the second quarter of 2026, an increase of $43.4 million, or 100%, compared to the prior quarter, and an increase of $26.7 million, or 44%, compared to the second quarter of 2025. Adjusted pre-tax pre-provision earnings1 were $95.5 million in the second quarter of 2026, an increase of $3.8 million, or 4%, compared to the prior quarter, and an increase of $32.8 million, or 52%, compared to the second quarter of 2025. For the six months ended June 30, 2026, pre-tax pre-provision earnings1 was $130.5 million and adjusted pre-tax pre-provision earnings1 was $187.1 million, compared to $110.8 million and $114.3 million, respectively, in the prior year period.
•Net interest income totaled $180.4 million in the second quarter of 2026, an increase of $3.9 million, or 2%, compared to the prior quarter, and an increase of $53.5 million, or 42%, compared to the second quarter of 2025. The increase compared to the prior quarter represents higher yields on the securities portfolio and loan growth. Securities income increased $2.5 million, or 4%, from the prior quarter, benefiting from higher balances and the full quarter impact of the securities repositioning executed in the first quarter of 2026. Interest income on loans increased compared to the prior quarter by $2.4 million, or 1%, despite lower purchase accounting accretion, due to higher average loan balances and higher core loan yields. Accretion on acquired loans was $8.9 million in the second quarter of 2026 compared to $12.1 million in the first quarter of 2026. Interest expense on deposits increased $0.7 million, or 1%, compared to the prior quarter.
•Net interest margin was stable at 3.83% in the second quarter of 2026 compared to the first quarter of 2026, and increased 25 basis points compared to 3.58% in the second quarter of 2025. Excluding the effects of accretion on acquired loans, net interest margin expanded eight basis points to 3.65% in the second quarter of 2026 compared to 3.57% in the first quarter of 2026, and increased 36 basis points compared to 3.29% in the second quarter of 2025. The expansion in core net interest margin was driven by higher securities and loan yields and lower funding costs. Loan yields were 5.88%, a decline of eight basis points from the prior quarter, and a decline of 10 basis points from the prior year quarter. Yield on loans excluding accretion on acquired loans was 5.61%, an increase of four basis points from the prior quarter, and an increase of three basis points from the prior year quarter. Securities yields increased to 4.47%, up 10 basis points from the prior quarter and up 60 basis points from the prior year quarter. The cost of deposits declined one basis point to 1.53% in the second quarter of 2026 compared to 1.54% in the prior quarter, and declined 27 basis points compared to 1.80% in the second quarter of 2025. The cost of funds declined two basis points to 1.69% compared to the prior quarter, and declined 30 basis points compared to the prior year quarter.
•The Company recorded a provision for credit losses of $9.0 million in the second quarter of 2026, reflecting record loan growth and low, stable charge-offs of $3.2 million. Allowance coverage of 1.38% at June 30, 2026 was lower by one basis point compared to March 31, 2026.
•Noninterest income totaled $27.8 million in the second quarter of 2026, an increase of $40.4 million compared to the prior quarter. A strategic repositioning of the securities portfolio resulted in a $39.5 million loss in the first quarter of 2026. Excluding securities activity, adjusted noninterest income1 of $27.8 million increased $0.9 million, or 3%, compared to the prior quarter, and increased $3.4 million, or 14%, from the prior year quarter. For the six months ended June 30, 2026, adjusted noninterest income1 increased $8.3 million, or 18%, from the prior year period to $54.8 million. Results in the second quarter of 2026 included:
•Service charges on deposits totaled $7.0 million, an increase of $0.1 million, or 2%, from the prior quarter and an increase of $1.5 million, or 27%, from the prior year quarter.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Wealth management income totaled $6.0 million, an increase of $0.2 million, or 3%, from the prior quarter and an increase of $1.8 million, or 42%, from the prior year quarter. The wealth management division has continued to deliver significant growth, driven by robust organic business development, strong client retention, and continued asset inflows from existing relationships, and has added $388 million in new organic assets under management in the first half of 2026. Assets under management have grown 45% year-over-year to $3.2 billion.
•Mortgage banking income totaled $2.7 million, an increase of $0.6 million, or 27%, from the prior quarter and an increase of $2.1 million, or 301%, from the prior year quarter, with higher saleable production including the addition of mortgage originations in The Villages communities.
•Insurance agency income totaled $1.3 million, a decrease of $0.5 million, or 25%, from the prior quarter and an increase of $47 thousand, or 4%, from the prior year quarter. The first quarter of 2026 included typical seasonal contingency payments, which are collected annually.
•Other income totaled $6.0 million, an increase of $0.5 million, or 8%, compared to the prior quarter and a decrease of $1.5 million, or 19%, from the prior year quarter. Compared to the prior quarter, the second quarter of 2026 included higher fees on customer swap activity, partially offset by lower SBIC income. In the prior year quarter, the Company recognized $3.0 million in tax refunds related to a prior bank acquisition.
•Noninterest expense was $123.1 million in the second quarter of 2026, an increase of $0.9 million, or 1%, compared to the prior quarter, and an increase of $31.4 million, or 34%, compared to the prior year quarter. In the second quarter of 2026, merger and integration costs totaled $8.4 million, compared to $8.5 million in the prior quarter and $2.4 million in the prior year quarter. Results in the second quarter of 2026 are discussed below. Year-over-year increases reflect continued expansion of the footprint and growth in customers, including through bank acquisitions.
•Salaries and employee benefits totaled $63.1 million, an increase of $0.5 million, or 1%, from the prior quarter and an increase of $10.6 million, or 20%, from the prior year quarter.
•Outsourced data processing costs totaled $12.2 million, an increase of $0.2 million, or 2%, from the prior quarter and an increase of $3.7 million, or 44%, from the prior year quarter.
•Occupancy costs totaled $9.6 million, an increase of $0.4 million, or 4%, compared to the prior quarter and an increase of $2.1 million, or 28%, from the prior year quarter.
•Legal and professional fees totaled $2.5 million, a decrease of $0.7 million, or 22%, compared to the prior quarter and an increase of $0.4 million, or 20%, from the prior year quarter. The changes are largely associated with the timing of various projects.
•Amortization of intangibles totaled $10.0 million, a decrease of $0.1 million, or 1%, from the prior quarter and an increase of $4.8 million, or 94%, from the prior year quarter.
•Other expense totaled $8.0 million, an increase of $1.2 million, or 18%, compared to the prior quarter and an increase of $1.8 million, or 30%, from the prior year quarter.
•The efficiency ratio improved to 58.52% in the second quarter of 2026, compared to 59.47% in the first quarter of 2026 and 60.33% in the second quarter of 2025. The adjusted efficiency ratio1 improved to 54.54% in the second quarter of 2026, compared to 55.31% in the first quarter of 2026 and 58.74% in the prior year quarter. The Company remains keenly focused on disciplined expense control, while making investments for growth.
Balance Sheet
•At June 30, 2026, the Company had total assets of $21.4 billion and total shareholders’ equity of $2.7 billion. Book value per common share was $28.20 as of June 30, 2026, compared to $27.83 as of March 31, 2026, and $26.43 as of June 30, 2025. Tangible book value per share, treating all convertible preferred shares as common was $17.25 as of June 30, 2026, compared to $16.90 as of March 31, 2026, and $17.19 as of June 30, 2025.
•Debt securities totaled $5.7 billion as of June 30, 2026, an increase of $93.3 million compared to March 31, 2026. Debt securities as of June 30, 2026 included approximately $5.2 billion in securities classified as available-for-sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $564.1 million in securities classified as held-to-maturity with a fair value of $465.7 million.
•Continued strong loan origination volume and lower payoffs than the first quarter resulted in an overall increase in loan balances of $504.0 million, or 16% annualized, during the second quarter of 2026. Seacoast continues to benefit from the investments made in recent years to attract talent from large regional and national banks across its markets.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•The outlook for continued consistent growth is strong, with loan pipelines totaling $1.5 billion as of June 30, 2026, compared to $1.2 billion at March 31, 2026 and $920.9 million at June 30, 2025.
•Commercial pipelines totaled $1.3 billion as of June 30, 2026, representing an increase of $246.2 million, or 24%, from the prior quarter and an increase of $430.0 million, or 50%, from the prior year quarter.
•Residential pipelines were $168.5 million as of June 30, 2026, compared to $169.2 million as of March 31, 2026 and $43.5 million as of June 30, 2025.
•Total deposits were $16.8 billion as of June 30, 2026, an increase of $154.3 million or 3.7% annualized, when compared to March 31, 2026.
•Noninterest-bearing demand deposits increased 4% on an annualized basis during the second quarter of 2026 to $4.2 billion at June 30, 2026.
•The cost of deposits declined one basis point to 1.53% from 1.54% in the prior quarter.
•At June 30, 2026, customer transaction account balances represented 48% of total deposits. The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 2% of total customer deposits.
•Consumer deposits represent 48% of overall customer deposit funding with an average consumer customer balance of $24 thousand. Commercial deposits represent 52% of overall customer deposit funding with an average business customer balance of $121 thousand.
•Brokered deposits were utilized as a temporary funding source to offset typical seasonal lows in core deposit balances. Brokered deposits totaled $611.6 million as of June 30, 2026, compared to $209.3 million as of March 31, 2026 and $515.3 million as of June 30, 2025.
•Uninsured deposits represented only 36% of overall deposit balances as of June 30, 2026. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 32% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank that represent 158% of uninsured deposits, and 181% of uninsured and uncollateralized deposits.
•Federal Home Loan Bank borrowings averaged $915.0 million at 3.77% for the second quarter of 2026, compared to average borrowings of $847.2 million at 4.03% in the first quarter of 2026 and $724.2 million at 4.32% in the second quarter of 2025.
Asset Quality
•The ratio of criticized and classified loans to total loans was 2.88% at June 30, 2026, 2.82% at March 31, 2026, and 2.39% at June 30, 2025.
•Nonperforming loans were $86.5 million, or 0.66% of total loans, at June 30, 2026, a decrease of $8.5 million, or 9%, from $95.0 million, or 0.75% of total loans, as of March 31, 2026.
•Accruing past due loans were $20.1 million, or 0.15% of total loans, at June 30, 2026, compared to $28.2 million, or 0.22% of total loans, at March 31, 2026, and $14.2 million, or 0.13% of total loans, at June 30, 2025.
•Net charge-offs were $3.2 million in the second quarter of 2026, compared to $3.3 million in the first quarter of 2026 and $2.5 million in the second quarter of 2025. Net charge-offs for the four most recent quarters averaged 0.09% of total loans.
•The ratio of ACL to total loans was 1.38% at June 30, 2026, a decline of one basis point, compared to 1.39% at March 31, 2026, and 1.34% at June 30, 2025.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed.
•Construction and land development and commercial real estate loans remain well below regulatory guidance as of June 30, 2026 at 40% and 230% of total bank-level risk-based capital2, respectively, compared to 35% and 224%, respectively, at March 31, 2026. On a consolidated basis and as of June 30, 2026, construction and land development and commercial real estate loans represent 37% and 216%, respectively, of total consolidated risk-based capital2.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated

Capital and Liquidity
•The Company continues to operate with a fortress balance sheet, with a Tier 1 capital ratio at June 30, 2026 of 14.3%2 compared to 14.6% at both March 31, 2026 and June 30, 2025. The Total capital ratio was 15.7%2, the Common Equity Tier 1 capital ratio was 11.5%2, and the Tier 1 leverage ratio was 10.4%2 at June 30, 2026. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Tangible equity to tangible assets3 was 9.25% at June 30, 2026, compared to 9.24% at March 31, 2026, and 9.75% at June 30, 2025. If all held-to-maturity securities were adjusted to fair value, the tangible equity ratio would have been 8.92% at June 30, 2026.
•During the second quarter of 2026, the Company repurchased over 750,000 shares of its common stock under its share repurchase program. Year to date under the program, the Company has taken opportunities to leverage its strong capital position by repurchasing over 1 million shares of its common stock.
•At June 30, 2026, in addition to $429.9 million in cash, the Company had $9.2 billion in available borrowing capacity, including $5.0 billion in available collateralized lines of credit, $3.8 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $348.0 million. These liquidity sources as of June 30, 2026, represented 181% of uninsured and uncollateralized deposits.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated
3The Company defines tangible assets as total assets less intangible assets and tangible equity as total shareholders' equity plus convertible preferred stock less intangible assets.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on July 29, 2026, at 10:00 a.m. (Eastern Time) to discuss the second quarter of 2026 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 3366993). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $21.4 billion in assets and $16.8 billion in deposits as of June 30, 2026. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage and insurance services to customers at 105 full-service branches across Florida and Georgia, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements or impacts to reported earnings that may be realized from cost controls, tax law changes, conversion of preferred shares into common shares, new initiatives and for integration of banks (including Villages Bancorporation, Inc.) that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. Forward-looking statements also include statements relating to expectations regarding net interest income, net interest margin, loan growth, deposit growth and mix, credit quality, noninterest income and expense, capital levels and liquidity. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of continued inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, or as encountered by other financial institutions that adversely affect Seacoast, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as risks related to legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in borrower credit risks and payment behaviors, and changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates (including with respect to our financial statements), as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies, and limit deposit, customer and employee attrition; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the timely development and acceptance of new products and services as well as risks (including reputational and litigation) attendant thereto, and perceived overall value of these products and services by users; risks associated with the development and use of artificial intelligence; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, regime change, civil unrest, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential or actual claims, damages, penalties, fines, costs, unexpected outcomes and reputational damage resulting from new, existing, pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition (including the inability to grow, or attrition of deposits, customers, and employees) from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, private credit funds, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; impairment of our goodwill or other intangible assets, risks related to, and the costs associated with, environmental, social and governance matters (“ESG”) and anti-ESG matters, including the scope and pace of related rulemaking activity and disclosure requirements and potential litigation and enforcement; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; government actions or inactions, including a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six months ended

(Amounts in thousands, except ratios and per share data)	2Q'26	1Q'26	4Q'25	3Q'25	2Q'25	2Q'26	2Q'25

Summary of Earnings
Net income	$59,535	$31,895	$34,260	$36,467	$42,687	$91,430	$74,151
Adjusted net income[1]	65,819	67,777	47,741	45,164	44,466	133,596	76,568
Net interest income[2]	182,150	178,154	176,244	133,906	127,295	360,304	246,153
Net interest margin[2,3]	3.83%	3.83%	3.66%	3.57%	3.58%	3.83%	3.53%
Pre-tax pre-provision earnings[1]	$86,968	$43,519	$75,141	$55,887	$60,236	$130,487	$110,827
Adjusted pre-tax pre-provision earnings[1]	95,470	91,646	93,170	67,190	62,627	187,116	114,314

Performance Ratios
Return on average assets-GAAP basis[3]	1.13%	0.62%	0.64%	0.88%	1.08%	0.88%	0.96%
Adjusted return on average assets[1,3]	1.25	1.31	0.89	1.09	1.13	1.28	0.99
Return on average tangible assets-GAAP basis[3,4]	1.35	0.81	0.83	1.04	1.24	1.08	1.12
Adjusted return on average tangible assets[1,3,4]	1.48	1.55	1.10	1.26	1.29	1.51	1.15
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.11	2.13	2.01	2.16	2.25	2.12	2.29
Return on average equity-GAAP basis[3]	8.74	4.69	4.99	6.17	7.60	6.71	6.69
Adjusted return on average equity[1,3]	9.66	9.96	6.95	7.64	7.92	9.81	6.91
Return on average tangible equity-GAAP basis[3,4]	14.44	8.51	9.05	10.70	12.82	11.48	11.52
Adjusted return on average tangible equity[1,3,4]	15.79	16.26	11.96	12.98	13.31	16.03	11.86
Efficiency ratio[5]	58.52	59.47	63.36	64.44	60.33	58.99	62.12
Adjusted efficiency ratio[1]	54.54	55.31	54.50	57.63	58.74	54.92	60.93
Noninterest income to total revenue (excluding securities gains/losses)	13.37	13.23	14.05	15.59	16.18	13.30	15.92
Tangible equity to tangible assets[4]	9.25	9.24	9.31	9.76	9.75	9.25	9.75
Tangible common equity to tangible assets[4]	7.55	7.52	7.56	9.76	9.75	7.55	7.52
Average loan-to-deposit ratio	77.89	77.58	73.60	82.99	85.21	77.74	84.72
End of period loan-to-deposit ratio	78.39	76.09	77.78	83.84	84.96	78.39	84.96

Per Share Data
Earnings per common share-diluted-GAAP basis	$0.55	$0.29	$0.31	$0.42	$0.50	$0.84	$0.87
Earnings per common share-basic-GAAP basis	0.55	0.30	0.32	0.42	0.50	0.85	0.87
Adjusted earnings per common share-diluted[1]	0.61	0.62	0.44	0.52	0.52	1.23	0.90

Book value per common share	28.20	27.83	27.70	27.07	26.43	28.20	26.43
Book value per share, treating all convertible preferred shares as common[6]	28.44	28.10	27.99	27.07	26.43	28.44	26.43
Tangible book value per common share	15.71	15.33	15.14	17.61	17.19	15.71	17.19
Tangible book value per share, treating all convertible preferred shares as common[4,6]	17.25	16.90	16.72	17.61	17.19	17.25	17.19
Cash dividends declared on common and preferred stock[7]	0.19	0.19	0.19	0.18	0.18	0.38	0.36

Other Data
Full-time equivalent employees	1,964	1,949	1,962	1,601	1,522	1,964	1,522
Number of ATMs	192	192	191	103	98	192	98
Full-service banking offices	105	104	104	84	79	105	79

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, tangible equity as total shareholders' equity plus convertible preferred stock less intangible assets, and tangible equity as total shareholders' equity less intangible assets.

[5]Defined as noninterest expense less provision for credit losses on unfunded commitments and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses). Prior to the fourth quarter of 2025, the Company's presentation of the efficiency ratio excluded amortization expense on intangible assets. Prior periods have been updated to align with the current presentation.

[6]Calculated treating all convertible preferred shares as common. Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder. The Company believes a calculation presenting all convertible preferred shares as common provides useful supplemental information to the presentation of common share measures, as we anticipate they will be converted to common shares in the future.

7In the fourth quarter of 2025, non-voting convertible preferred shares were issued in connection with the VBI acquisition. Those shares earn dividends pro-rata with common shares, or $0.19 per 1/1000th preferred share.

CONSOLIDATED STATEMENTS OF INCOME				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six months ended

(Amounts in thousands, except per share data)	2Q'26	1Q'26	4Q'25	3Q'25	2Q'25	2Q'26	2Q'25

Interest and fees on loans	$188,161	$185,731	$187,408	$161,913	$157,075	$373,892	$307,715
Interest and dividends on securities:
Taxable	59,051	56,579	53,445	35,975	32,479	115,630	61,860
Nontaxable	3,523	3,512	3,293	44	33	7,035	67
Interest on interest-bearing deposits and other investments	4,816	4,884	11,914	4,780	3,760	9,700	7,960
Total Interest Income	255,551	250,706	256,060	202,712	193,347	506,257	377,602

Interest on deposits	44,201	44,586	49,988	43,133	40,633	88,787	84,259
Interest on time certificates	18,663	17,583	20,914	16,341	15,120	36,246	30,093
Interest on borrowed money	12,292	12,067	10,531	9,770	10,730	24,359	17,869
Total Interest Expense	75,156	74,236	81,433	69,244	66,483	149,392	132,221

Net Interest Income	180,395	176,470	174,627	133,468	126,864	356,865	245,381
Provision for credit losses	8,997	761	29,260	8,371	4,379	9,758	13,629
Net Interest Income After Provision for Credit Losses	171,398	175,709	145,367	125,097	122,485	347,107	231,752

Noninterest income (loss):
Service charges on deposit accounts	7,045	6,912	6,472	6,194	5,540	13,957	10,720
Wealth management income	5,968	5,777	5,540	4,578	4,196	11,745	8,444
Mortgage banking income	2,744	2,166	3,108	517	685	4,910	1,089
Interchange income	2,093	2,067	2,483	2,008	1,895	4,160	3,702
Insurance agency income	1,336	1,790	1,191	1,481	1,289	3,126	2,909
BOLI income	2,609	2,617	2,687	3,875	3,380	5,226	5,848
Other	6,042	5,585	7,066	6,006	7,497	11,627	13,754
Total Noninterest Income Before Securities (Losses) Gains, Net	27,837	26,914	28,547	24,659	24,482	54,751	46,466
Securities (losses) gains, net	(59)	(39,528)	84	(841)	39	(39,587)	235
Total Noninterest Income (Loss)	27,778	(12,614)	28,631	23,818	24,521	15,164	46,701

Noninterest expense:
Salaries and employee benefits	63,115	62,645	62,432	53,697	52,544	125,760	103,653
Outsourced data processing costs	12,242	11,995	11,257	9,337	8,525	24,237	17,029
Occupancy	9,591	9,235	9,330	7,627	7,483	18,826	14,833
Furniture and equipment	2,803	2,821	2,935	2,233	2,125	5,624	4,253
Marketing	3,525	3,467	3,149	2,509	2,958	6,992	5,706
Legal and professional fees	2,480	3,170	2,106	1,674	2,071	5,650	4,811
FDIC assessments	2,759	3,195	2,876	2,414	2,108	5,954	4,302
Amortization of intangibles	9,960	10,098	10,374	6,005	5,131	20,058	10,440
Other real estate owned expense and net loss (gain) on sale	85	63	(29)	(346)	8	148	249
Provision for credit losses on unfunded commitments	150	150	812	150	150	300	300
Merger and integration costs	8,358	8,536	18,142	10,808	2,422	16,894	3,473
Other	8,042	6,796	7,162	5,879	6,205	14,838	13,278
Total Noninterest Expense	123,110	122,171	130,546	101,987	91,730	245,281	182,327

Income Before Income Taxes	76,066	40,924	43,452	46,928	55,276	116,990	96,126
Provision for income tax expense	16,531	9,029	9,192	10,461	12,589	25,560	21,975

Net Income	59,535	31,895	34,260	36,467	42,687	91,430	74,151
Preferred dividends	2,138	2,138	2,138	—	—	4,275	—

Net Income Available to Common Shareholders	$57,397	$29,757	$32,122	$36,467	$42,687	$87,155	$74,151

Share Data
Net income per share of common stock
Diluted	$0.55	$0.29	$0.31	$0.42	$0.50	$0.84	$0.87
Diluted, treating all convertible preferred shares as common[1]	0.55	0.29	0.31	0.42	0.50	0.84	0.87
Basic	$0.55	$0.30	$0.32	$0.42	$0.50	$0.85	$0.87

Average common shares outstanding
Diluted	97,250	97,838	97,761	87,425	85,479	97,549	85,454
Additional common shares treating all convertible preferred shares as common[1]	11,250	11,250	11,250	—	—	11,250	—
Diluted, treating all convertible preferred shares as common[1]	108,500	109,088	109,011	87,425	85,479	108,799	85,454
Basic	96,438	96,840	96,816	86,619	84,903	96,638	84,776

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2026	2026	2025	2025	2025

Assets
Cash and due from banks	$191,965	$201,308	$181,429	$173,954	$181,565
Interest-bearing deposits with other banks	237,979	607,071	207,116	132,040	150,863
Total cash and cash equivalents	429,944	808,379	388,545	305,994	332,428

Time deposits with other banks	747	2,490	14,424	30,852	1,494

Debt Securities:
Securities available-for-sale (at fair value)	5,174,602	5,069,260	5,164,567	3,212,080	2,866,185
Securities held-to-maturity (at amortized cost)	564,067	576,155	586,178	598,604	613,312
Total debt securities	5,738,669	5,645,415	5,750,745	3,810,684	3,479,497

Loans held for sale	18,565	18,188	16,297	10,841	8,610

Loans	13,145,439	12,641,432	12,627,984	10,964,173	10,608,824
Less: Allowance for credit losses	(182,050)	(176,252)	(178,803)	(147,453)	(142,184)
Loans, net of allowance for credit losses	12,963,389	12,465,180	12,449,181	10,816,720	10,466,640

Bank premises and equipment, net	161,008	159,368	160,139	115,392	107,256
Goodwill	1,034,997	1,034,997	1,034,735	754,645	732,417
Other intangible assets, net	174,486	184,980	195,704	76,291	61,328
Bank owned life insurance	335,783	333,174	330,563	323,214	312,860
Net deferred tax assets	64,502	62,300	66,579	74,683	87,328
Other assets	437,982	430,676	435,419	357,588	355,097
Total Assets	$21,360,072	$21,145,147	$20,842,331	$16,676,904	$15,944,955

Liabilities
Deposits
Noninterest demand	$4,216,499	$4,176,854	$3,897,985	$3,611,920	$3,376,941
Interest-bearing demand	3,870,570	4,057,493	3,993,225	2,753,463	2,518,857
Savings	972,730	979,633	974,694	615,566	557,472
Money market	5,127,372	5,205,762	5,141,519	4,396,458	4,111,789
Time deposits	2,605,124	2,218,207	2,248,920	1,712,912	1,932,539
Total Deposits	16,792,295	16,637,949	16,256,343	13,090,319	12,497,598

Securities sold under agreements to repurchase	373,095	377,460	389,003	236,247	186,090
Federal Home Loan Bank borrowings	835,000	775,000	835,000	690,000	715,000
Long-term debt, net	112,910	112,836	112,761	107,464	107,298
Other liabilities	172,842	181,127	193,437	174,742	167,404
Total Liabilities	18,286,142	18,084,372	17,786,544	14,298,772	13,673,390

Convertible Preferred Stock	343,125	343,125	343,125	—	—

Shareholders' Equity
Common stock	9,878	9,878	9,873	8,864	8,673
Additional paid in capital	2,208,511	2,202,879	2,197,549	1,891,111	1,832,158
Retained earnings	653,623	614,853	603,793	590,384	569,833
Less: Treasury stock	(57,137)	(31,373)	(21,358)	(20,804)	(20,792)
Total Shareholders' Equity Before Accumulated Other Comprehensive Loss	2,814,875	2,796,237	2,789,857	2,469,555	2,389,872
Accumulated other comprehensive loss, net	(84,070)	(78,587)	(77,195)	(91,423)	(118,307)
Total Shareholders' Equity	2,730,805	2,717,650	2,712,662	2,378,132	2,271,565
Total Liabilities, Convertible Preferred Stock and Shareholders' Equity	$21,360,072	$21,145,147	$20,842,331	$16,676,904	$15,944,955

Common shares outstanding	96,823	97,665	97,928	87,856	85,948
Additional common shares treating all convertible preferred shares as common[1]	11,250	11,250	11,250	—	—
Total common shares outstanding, treating all convertible preferred shares as common	108,073	108,915	109,178	87,856	85,948

[1]Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands)	2Q'26	1Q'26	4Q'25	3Q'25	2Q'25

Credit Analysis
Net charge-offs	$3,199	$3,312	$936	$3,208	$2,462
Net charge-offs to average loans	0.10%	0.11%	0.03%	0.12%	0.09%

Allowance for credit losses	$182,050	$176,252	$178,803	$147,453	$142,184

Non-acquired loans at end of period	10,029,038	9,315,395	9,067,802	8,415,612	8,071,619
Acquired loans at end of period	3,116,401	3,326,037	3,560,182	2,548,561	2,537,205
Total Loans	$13,145,439	$12,641,432	$12,627,984	$10,964,173	$10,608,824

Total allowance for credit losses to total loans at end of period	1.38%	1.39%	1.42%	1.34%	1.34%
Purchase discount on acquired loans at end of period	3.98	3.99	4.04	3.86	4.10

End of Period
Nonperforming loans	$86,540	$95,032	$72,001	$60,562	$64,198
Other real estate owned	3,473	4,250	4,250	5,085	5,335
Total Nonperforming Assets	$90,013	$99,282	$76,251	$65,647	$69,533

Nonperforming Loans to Loans at End of Period	0.66%	0.75%	0.57%	0.55%	0.61%

Nonperforming Assets to Total Assets at End of Period	0.42	0.47	0.37	0.39	0.44

Loans	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Construction and land development	$856,716	$745,362	$723,930	$616,475	$603,079
Commercial real estate - owner occupied	2,121,853	2,021,885	2,043,625	1,898,704	1,778,930
Commercial real estate - non-owner occupied	4,237,563	4,178,003	4,254,992	3,766,541	3,624,528
Residential real estate	3,258,274	3,162,509	3,098,859	2,694,794	2,678,042
Commercial and financial	2,477,326	2,353,118	2,320,989	1,807,932	1,741,158
Consumer	193,707	180,555	185,589	179,727	183,087
Total Loans	$13,145,439	$12,641,432	$12,627,984	$10,964,173	$10,608,824

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES[1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2Q'26			1Q'26			2Q'25
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$5,392,894	$59,051	4.39%	$5,358,307	$56,579	4.28%	$3,364,825	$32,479	3.87%
Nontaxable	330,322	4,727	5.74	333,382	4,700	5.72	5,321	40	3.02
Total Securities	5,723,216	63,778	4.47	5,691,689	61,279	4.37	3,370,146	32,519	3.87

Federal funds sold	292,952	2,622	3.59	311,936	2,740	3.56	183,268	2,041	4.47
Interest-bearing deposits with other banks and other investments	178,126	2,194	4.94	188,891	2,144	4.60	137,726	1,720	5.01

Total Loans, net[2]	12,862,053	188,712	5.88	12,671,180	186,227	5.96	10,558,997	157,499	5.98

Total Earning Assets	19,056,347	257,306	5.42%	18,863,696	252,390	5.43%	14,250,137	193,779	5.45%

Allowance for credit losses	(177,763)			(179,455)			(141,442)
Cash and due from banks	187,161			180,639			152,562
Bank premises and equipment, net	160,756			163,528			108,206
Intangible assets	1,214,829			1,225,602			796,431
Bank owned life insurance	334,159			331,529			312,384
Other assets including deferred tax assets	350,290			339,388			322,916

Total Assets	$21,125,779			$20,924,927			$15,801,194

Liabilities, Convertible Preferred Stock & Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$3,976,446	$11,108	1.12%	$3,986,616	$11,529	1.17%	$2,622,944	$10,249	1.57%
Savings	976,058	1,300	0.53	972,525	1,260	0.53	545,718	881	0.65
Money market	5,124,668	31,793	2.49	5,176,998	31,797	2.49	4,122,147	29,505	2.87
Time deposits	2,324,117	18,663	3.22	2,181,476	17,583	3.27	1,700,128	15,120	3.57
Securities sold under agreements to repurchase	344,612	1,889	2.20	348,582	1,853	2.16	185,977	1,214	2.62
Federal Home Loan Bank borrowings	915,000	8,608	3.77	847,225	8,429	4.03	724,231	7,803	4.32
Long-term debt, net and other	112,867	1,795	6.38	112,818	1,785	6.42	107,208	1,712	6.41

Total Interest-Bearing Liabilities	13,773,768	75,156	2.19%	13,626,240	74,236	2.21%	10,008,353	66,484	2.66%

Noninterest demand	4,112,281			4,015,315			3,401,138
Other liabilities	164,252			179,591			139,495
Total Liabilities	18,050,301			17,821,146			13,548,986

Convertible preferred stock	343,125			343,125			—

Shareholders' equity	2,732,353			2,760,656			2,252,208

Total Liabilities, Convertible Preferred Stock & Equity	$21,125,779			$20,924,927			$15,801,194

Cost of deposits			1.53%			1.54%			1.80%
Cost of funds[3]			1.69			1.71			1.99
Interest expense as a % of earning assets			1.58			1.60			1.87
Net interest income as a % of earning assets		$182,150	3.83%		$178,154	3.83%		$127,295	3.58%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES[1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$5,375,696	$115,630	4.34%	$3,219,772	$61,860	3.87%
Nontaxable	331,844	9,427	5.73	5,378	82	3.07
Total Securities	5,707,540	125,057	4.42	3,225,150	61,942	3.87

Federal funds sold	302,391	5,362	3.58	224,159	4,986	4.49
Interest-bearing deposits with other banks and other investments	183,479	4,338	4.77	121,550	2,974	4.93

Total Loans, net[2]	12,767,144	374,939	5.92	10,471,732	308,472	5.94

Total Earning Assets	18,960,554	509,696	5.42%	14,042,591	378,374	5.43%

Allowance for credit losses	(178,604)			(139,879)
Cash and due from banks	183,918			155,639
Bank premises and equipment, net	162,134			108,427
Intangible assets	1,220,186			799,045
Bank owned life insurance	332,851			311,114
Other assets including deferred tax assets	344,869			322,603

Total Assets	$21,025,908			$15,599,540

Liabilities, Convertible Preferred Stock & Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$3,981,503	$22,637	1.15%	$2,664,275	$21,318	1.61%
Savings	974,301	2,560	0.53	537,759	1,579	0.59
Money market	5,150,688	63,590	2.49	4,135,730	61,362	2.99
Time deposits	2,253,190	36,246	3.24	1,674,177	30,093	3.62
Securities sold under agreements to repurchase	346,586	3,742	2.18	193,581	2,571	2.68
Federal Home Loan Bank borrowings	881,300	17,037	3.90	554,477	11,886	4.32
Long-term debt, net and other	112,843	3,580	6.40	107,123	3,412	6.42

Total Interest-Bearing Liabilities	13,700,411	149,392	2.20%	9,867,122	132,221	2.70%

Noninterest demand	4,064,066			3,347,939
Other liabilities	171,879			150,775
Total Liabilities	17,936,356			13,365,836

Convertible preferred stock	343,125			—

Shareholders' equity	2,746,427			2,233,704

Total Liabilities, Convertible Preferred Stock & Equity	$21,025,908			$15,599,540

Cost of deposits			1.54%			1.87%
Cost of funds[3]			1.70			2.02
Interest expense as a % of earning assets			1.59			1.90
Net interest income as a % of earning assets		$360,304	3.83%		$246,153	3.53%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2026	2026	2025	2025	2025

Customer Relationship Funding
Noninterest demand
Commercial	$3,369,981	$3,328,553	$3,053,115	$2,933,228	$2,717,688
Retail	665,430	676,152	672,779	508,204	509,539
Public funds	95,381	95,841	112,548	96,396	81,448
Other	85,707	76,308	59,543	74,092	68,266
Total Noninterest Demand	4,216,499	4,176,854	3,897,985	3,611,920	3,376,941

Interest-bearing demand
Commercial	1,573,655	1,627,444	1,534,289	1,586,997	1,466,184
Retail	2,019,505	2,126,907	2,047,462	976,318	838,340
Public funds	277,410	303,142	411,474	190,148	214,333
Total Interest-Bearing Demand	3,870,570	4,057,493	3,993,225	2,753,463	2,518,857

Total transaction accounts
Commercial	4,943,636	4,955,997	4,587,404	4,520,225	4,183,872
Retail	2,684,935	2,803,059	2,720,241	1,484,522	1,347,879
Public funds	372,791	398,983	524,022	286,544	295,781
Other	85,707	76,308	59,543	74,092	68,266
Total Transaction Accounts	8,087,069	8,234,347	7,891,210	6,365,383	5,895,798

Savings
Commercial	40,787	40,481	43,189	43,102	45,531
Retail	931,943	939,152	931,505	572,464	511,941
Total Savings	972,730	979,633	974,694	615,566	557,472

Money market
Commercial	2,444,562	2,396,144	2,334,255	2,303,584	2,073,098
Retail	2,493,658	2,609,435	2,584,398	1,898,375	1,853,398
Public funds	189,152	200,183	222,866	194,499	185,293
Total Money Market	5,127,372	5,205,762	5,141,519	4,396,458	4,111,789

Brokered time certificates	611,578	209,281	120,865	189,561	515,303
Time deposits	1,993,546	2,008,926	2,128,055	1,523,351	1,417,236
Total Time Deposits	2,605,124	2,218,207	2,248,920	1,712,912	1,932,539
Total Deposits	16,792,295	16,637,949	16,256,343	13,090,319	12,497,598

Securities sold under agreements to repurchase	373,095	377,460	389,003	236,247	186,090

Total customer funding[1]	$16,553,812	$16,806,128	$16,524,481	$13,137,005	$12,168,385

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'26	1Q'26	4Q'25	3Q'25	2Q'25	2Q'26	2Q'25

Net income	$59,535	$31,895	$34,260	$36,467	$42,687	$91,430	$74,151

Total noninterest income (loss)	27,778	(12,614)	28,631	23,818	24,521	15,164	46,701
Securities losses (gains), net	59	39,528	(84)	841	(39)	39,587	(235)
Total adjusted noninterest income	27,837	26,914	28,547	24,659	24,482	54,751	46,466
Total noninterest expense	123,110	122,171	130,546	101,987	91,730	245,281	182,327
Merger and integration costs	(8,358)	(8,536)	(18,142)	(10,808)	(2,422)	(16,894)	(3,473)
Adjusted noninterest expense	114,752	113,635	112,404	91,179	89,308	228,387	178,854
Income taxes	16,531	9,029	9,192	10,461	12,589	25,560	21,975
Tax effect of adjustments	2,133	12,182	4,577	2,952	604	14,315	821
Adjusted income taxes	18,664	21,211	13,769	13,413	13,193	39,875	22,796
Adjusted net income	65,819	67,777	47,741	45,164	44,466	133,596	76,568

Earnings per common share-diluted, as reported	0.55	0.29	0.31	0.42	0.50	0.84	0.87
Adjusted earnings per common share-diluted	$0.61	$0.62	$0.44	$0.52	$0.52	$1.23	$0.90

Average common shares-diluted	97,250	97,838	97,761	87,425	85,479	97,549	85,454
Average preferred shares, treating all convertible preferred shares as common	11,250	11,250	11,250	—	—	11,250	—
Average common shares-diluted, treating all convertible preferred shares as common	108,500	109,088	109,011	87,425	85,479	108,799	85,454

Adjusted noninterest expense	$114,752	$113,635	$112,404	$91,179	$89,308	$228,387	$178,854
Provision for credit losses on unfunded commitments	(150)	(150)	(812)	(150)	(150)	(300)	(300)
Other real estate owned expense and net (loss) gain on sale	(85)	(63)	29	346	(8)	(148)	(249)
Amortization of intangibles	(9,960)	(10,098)	(10,374)	(6,005)	(5,131)	(20,058)	(10,440)
Net adjusted noninterest expense	104,557	103,324	101,247	85,370	84,019	207,881	167,865
Average tangible assets	$19,910,950	$19,699,325	$19,976,896	$15,658,723	$15,004,763	$19,805,722	$14,800,495
Net adjusted noninterest expense to average tangible assets	2.11%	2.13%	2.01%	2.16%	2.25%	2.12%	2.29%

Net revenue	$208,173	$163,856	$203,258	$157,286	$151,385	$372,029	$292,082
Total adjustments to net revenue	59	39,528	(84)	841	(39)	39,587	(235)
Impact of FTE adjustment	1,755	1,684	1,617	438	431	3,439	772
Adjusted net revenue on a FTE basis	$209,987	$205,068	$204,791	$158,565	$151,777	$415,055	$292,619
Adjusted efficiency ratio	54.54%	55.31%	54.50%	57.63%	58.74%	54.92%	60.93%

Net interest income	$180,395	$176,470	$174,627	$133,468	$126,864	$356,865	$245,381
Impact of FTE adjustment	1,755	1,684	1,617	438	431	3,439	772
Net interest income including FTE adjustment	182,150	178,154	176,244	133,906	127,295	360,304	246,153
Total noninterest income (loss)	27,778	(12,614)	28,631	23,818	24,521	15,164	46,701
Total noninterest expense less provision for credit losses on unfunded commitments	122,960	122,021	129,734	101,837	91,580	244,981	182,027
Pre-tax pre-provision earnings	86,968	43,519	75,141	55,887	60,236	130,487	110,827
Total adjustments to noninterest income (loss)	59	39,528	(84)	841	(39)	39,587	(235)
Total adjustments to noninterest expense including other real estate owned expense and net (loss) gain on sale	8,443	8,599	18,113	10,462	2,430	17,042	3,722
Adjusted pre-tax pre-provision earnings	$95,470	$91,646	$93,170	$67,190	$62,627	$187,116	$114,314

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'26	1Q'26	4Q'25	3Q'25	2Q'25	2Q'26	2Q'25

Average assets	$21,125,779	$20,924,927	$21,203,391	$16,486,017	$15,801,194	$21,025,908	$15,599,540
Less average goodwill and intangible assets	(1,214,829)	(1,225,602)	(1,226,495)	(827,294)	(796,431)	(1,220,186)	(799,045)
Average tangible assets	$19,910,950	$19,699,325	$19,976,896	$15,658,723	$15,004,763	$19,805,722	$14,800,495

Return on average assets (ROA)	1.13%	0.62%	0.64%	0.88%	1.08%	0.88%	0.96%
Impact of other adjustments for adjusted net income	0.12	0.69	0.25	0.21	0.05	0.40	0.03
Adjusted ROA	1.25	1.31	0.89	1.09	1.13	1.28	0.99

ROA	1.13	0.62	0.64	0.88	1.08	0.88	0.96
Impact of removing average intangible assets and related amortization	0.22	0.19	0.19	0.16	0.16	0.20	0.16
Return on average tangible assets (ROTA)	1.35	0.81	0.83	1.04	1.24	1.08	1.12
Impact of other adjustments for adjusted net income	0.13	0.74	0.27	0.22	0.05	0.43	0.03
Adjusted ROTA	1.48	1.55	1.10	1.26	1.29	1.51	1.15

Return on average equity (ROE)	8.74	4.69	4.99	6.17	7.60	6.71	6.69
Impact of other adjustments for adjusted net income	0.92	5.27	1.96	1.47	0.32	3.10	0.22
Adjusted ROE	9.66%	9.96%	6.95%	7.64%	7.92%	9.81%	6.91%

Average shareholders' equity	$2,732,353	$2,760,656	$2,724,208	$2,345,233	$2,252,208	$2,746,427	$2,233,704
Average convertible preferred stock	343,125	343,125	343,125	—	—	343,125	—
Less average goodwill and intangible assets	(1,214,829)	(1,225,602)	(1,226,495)	(827,294)	(796,431)	(1,220,186)	(799,045)
Average tangible equity	$1,860,649	$1,878,179	$1,840,838	$1,517,939	$1,455,777	$1,869,366	$1,434,659

Return on average shareholders' equity	8.74%	4.69%	4.99%	6.17%	7.60%	6.71%	6.69%
Impact of adding convertible preferred stock and removing average intangible assets and related amortization	5.70	3.82	4.06	4.53	5.22	4.77	4.83
Return on average tangible equity (ROTE)	14.44	8.51	9.05	10.70	12.82	11.48	11.52
Impact of other adjustments for adjusted net income	1.35	7.75	2.91	2.28	0.49	4.55	0.34
Adjusted ROTE	15.79%	16.26%	11.96%	12.98%	13.31%	16.03%	11.86%

Loan interest income[1]	$188,712	$186,227	$187,910	$162,341	$157,499	$374,939	$308,472
Accretion on acquired loans	(8,901)	(12,094)	(10,645)	(9,543)	(10,583)	(20,995)	(18,804)
Loan interest income excluding accretion on acquired loans[1]	$179,811	$174,133	$177,265	$152,798	$146,916	$353,944	$289,668

Yield on loans[1]	5.88%	5.96%	6.02%	5.96%	5.98%	5.92%	5.94%
Impact of accretion on acquired loans	(0.27)	(0.39)	(0.34)	(0.35)	(0.40)	(0.33)	(0.36)
Yield on loans excluding accretion on acquired loans[1]	5.61%	5.57%	5.68%	5.61%	5.58%	5.59%	5.58%

Net interest income[1]	$182,150	$178,154	$176,244	$133,906	$127,295	$360,304	$246,153
Accretion on acquired loans	(8,901)	(12,094)	(10,645)	(9,543)	(10,583)	(20,995)	(18,804)
Net interest income excluding accretion on acquired loans[1]	$173,249	$166,060	$165,599	$124,363	$116,712	$339,309	$227,349

Net interest margin[1]	3.83%	3.83%	3.66%	3.57%	3.58%	3.83%	3.53%
Impact of accretion on acquired loans	(0.18)	(0.26)	(0.22)	(0.25)	(0.29)	(0.22)	(0.27)
Net interest margin excluding accretion on acquired loans[1]	3.65%	3.57%	3.44%	3.32%	3.29%	3.61%	3.26%

Securities interest income[1]	$63,778	$61,279	$57,852	$36,029	$32,519	$125,057	$61,942
Tax equivalent adjustment on securities	(1,204)	(1,188)	(1,114)	(10)	(7)	(2,392)	(15)
Securities interest income excluding tax equivalent adjustment[1]	62,574	60,091	56,738	36,019	32,512	122,665	61,927

Loan interest income[1]	188,712	186,227	187,910	162,341	157,499	374,939	308,472
Tax equivalent adjustment on loans	(551)	(496)	(503)	(428)	(424)	(1,047)	(757)
Loan interest income excluding tax equivalent adjustment	188,161	185,731	187,407	161,913	157,075	373,892	307,715

Net interest income[1]	182,150	178,154	176,243	133,906	127,295	360,304	246,153
Tax equivalent adjustment on securities	(1,204)	(1,188)	(1,114)	(10)	(7)	(2,392)	(15)
Tax equivalent adjustment on loans	(551)	(496)	(503)	(428)	(424)	(1,047)	(757)
Net interest income excluding tax equivalent adjustments	$180,395	$176,470	$174,626	$133,468	$126,864	$356,865	$245,381

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.